                                                               EXHIBIT 99.2




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                          LOAN AND SECURITY AGREEMENT


                                     AMONG


               NEOSTAR RETAIL GROUP, INC., DEBTOR-IN-POSSESSION,
                   BABBAGE'S, INC., DEBTOR-IN-POSSESSION AND
                SOFTWARE ETC. STORES, INC., DEBTOR-IN-POSSESSION
                                  AS BORROWERS


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                AS THE LENDERS,


                                      AND


                         FOOTHILL CAPITAL CORPORATION,
                                    AS AGENT





                         DATED AS OF SEPTEMBER 16, 1996




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                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----

1.     DEFINITIONS AND CONSTRUCTION.  . . . . . . . . . . . . . . .    1
       1.1    Definitions   . . . . . . . . . . . . . . . . . . . .    1
       1.2    Accounting Terms  . . . . . . . . . . . . . . . . . .   15
       1.3    Code  . . . . . . . . . . . . . . . . . . . . . . . .   15
       1.4    Construction  . . . . . . . . . . . . . . . . . . . .   15
       1.5    Schedules and Exhibits.   . . . . . . . . . . . . . .   15

2.     LOAN AND TERMS OF PAYMENT  . . . . . . . . . . . . . . . . .   15
       2.1    Revolving Advances.   . . . . . . . . . . . . . . . .   15
       2.2    Letters of Credit.  . . . . . . . . . . . . . . . . .   22
       2.3    Payments  . . . . . . . . . . . . . . . . . . . . . .   25
       2.4    Intentionally Omitted.  . . . . . . . . . . . . . . .   26
       2.5    Overadvances  . . . . . . . . . . . . . . . . . . . .   26
       2.6    Interest:  Rates, Payments, and Calculations.   . . .   26
       2.7    Collection of Accounts  . . . . . . . . . . . . . . .   27
       2.8    Crediting Payments; Application of Collections  . . .   28
       2.9    Borrowers' Designated Account.  . . . . . . . . . . .   28
       2.10   Maintenance of Loan Account; Statements
              of Obligations.   . . . . . . . . . . . . . . . . . .   28
       2.11   Fees.   . . . . . . . . . . . . . . . . . . . . . . .   29

3.     CONDITIONS; TERM OF AGREEMENT  . . . . . . . . . . . . . . .   30
       3.1    Conditions Precedent to the Initial Advance and
              Letter of Credit.   . . . . . . . . . . . . . . . . .   30
       3.2    Conditions Precedent to all Advances and all
              Letters of Credit.  . . . . . . . . . . . . . . . . .   31
       3.3    Conditions Subsequent   . . . . . . . . . . . . . . .   32
       3.4    Term.   . . . . . . . . . . . . . . . . . . . . . . .   32
       3.5    Effect of Termination.  . . . . . . . . . . . . . . .   32
       3.6    Early Termination by Borrowers.   . . . . . . . . . .   33
       3.7    Termination Upon Event of Default.  . . . . . . . . .   33

4.     CREATION OF SECURITY INTEREST  . . . . . . . . . . . . . . .   33
       4.1    Grant of Security Interest.   . . . . . . . . . . . .   33
       4.2    Negotiable Collateral.  . . . . . . . . . . . . . . .   33
       4.3    Collection of Accounts, General Intangibles, and
              Negotiable Collateral.  . . . . . . . . . . . . . . .   34
       4.4    Delivery of Additional Documentation Required.  . . .   34
       4.5    Power of Attorney.  . . . . . . . . . . . . . . . . .   34
       4.6    Right to Inspect.   . . . . . . . . . . . . . . . . .   35





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5.     REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . .   35
       5.1    No Prior Encumbrances.  . . . . . . . . . . . . . . .   35
       5.2    Intentionally Omitted.  . . . . . . . . . . . . . . .   35
       5.3    Eligible Inventory.   . . . . . . . . . . . . . . . .   35
       5.4    Equipment   . . . . . . . . . . . . . . . . . . . . .   35
       5.5    Location of Inventory and Equipment.  . . . . . . . .   35
       5.6    Inventory Records.  . . . . . . . . . . . . . . . . .   35
       5.7    Location of Chief Executive Office; FEIN.   . . . . .   35
       5.8    Due Organization and Qualification;
              Subsidiaries.   . . . . . . . . . . . . . . . . . . .   35
       5.9    Due Authorization; No Conflict.   . . . . . . . . . .   36
       5.10   Litigation.   . . . . . . . . . . . . . . . . . . . .   37
       5.11   No Material Adverse Change.   . . . . . . . . . . . .   37
       5.12   Intentionally Omitted.  . . . . . . . . . . . . . . .   37
       5.13   Employee Benefits   . . . . . . . . . . . . . . . . .   37
       5.14   Environmental Condition.  . . . . . . . . . . . . . .   38
       5.15   Reliance by the Lender Group; Cumulative.   . . . . .   38

6.     AFFIRMATIVE COVENANTS.   . . . . . . . . . . . . . . . . . .   38
       6.1    Accounting System.  . . . . . . . . . . . . . . . . .   38
       6.2    Collateral Reporting.   . . . . . . . . . . . . . . .   39
       6.3    Financial Statements, Reports, Certificates.  . . . .   39
       6.4    Tax Returns.  . . . . . . . . . . . . . . . . . . . .   40
       6.5    Bankruptcy Documents.   . . . . . . . . . . . . . . .   40
       6.6    Returns.  . . . . . . . . . . . . . . . . . . . . . .   40
       6.7    Title to Equipment.   . . . . . . . . . . . . . . . .   40
       6.8    Maintenance of Equipment.   . . . . . . . . . . . . .   41
       6.9    Taxes.  . . . . . . . . . . . . . . . . . . . . . . .   41
       6.10   Insurance.  . . . . . . . . . . . . . . . . . . . . .   41
       6.11   Financial Covenants.  . . . . . . . . . . . . . . . .   41
       6.12   No Setoffs or Counterclaims.  . . . . . . . . . . . .   42
       6.13   Location of Inventory and Equipment.  . . . . . . . .   42
       6.14   Compliance with Laws.   . . . . . . . . . . . . . . .   42
       6.15   Employee Benefits.  . . . . . . . . . . . . . . . . .   43
       6.16   Leases.   . . . . . . . . . . . . . . . . . . . . . .   43
       6.17   Collateral Access Agreements.   . . . . . . . . . . .   44

7.     NEGATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . . .   44
       7.1    Indebtedness.   . . . . . . . . . . . . . . . . . . .   44
       7.2    Liens.  . . . . . . . . . . . . . . . . . . . . . . .   45
       7.3    Restrictions on Fundamental Changes.  . . . . . . . .   45
       7.4    Extraordinary Transactions and Disposal of Assets.  .   45
       7.5    Change Name   . . . . . . . . . . . . . . . . . . . .   45
       7.6    Guarantee.  . . . . . . . . . . . . . . . . . . . . .   45
       7.7    Restructure.  . . . . . . . . . . . . . . . . . . . .   45





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       7.8    Prepayments.  . . . . . . . . . . . . . . . . . . . .   45
       7.9    Change of Control.  . . . . . . . . . . . . . . . . .   46
       7.10   Capital Expenditures.   . . . . . . . . . . . . . . .   46
       7.11   Consignments.   . . . . . . . . . . . . . . . . . . .   46
       7.12   Distributions.  . . . . . . . . . . . . . . . . . . .   46
       7.13   Accounting Methods.   . . . . . . . . . . . . . . . .   46
       7.14   Investments.  . . . . . . . . . . . . . . . . . . . .   46
       7.15   Transactions with Affiliates.   . . . . . . . . . . .   46
       7.16   Suspension.   . . . . . . . . . . . . . . . . . . . .   46
       7.17   Intentionally Omitted.  . . . . . . . . . . . . . . .   46
       7.18   Use of Proceeds.  . . . . . . . . . . . . . . . . . .   46
       7.19   Change in Location of Chief Executive Office;
              Inventory and Equipment with Bailees.   . . . . . . .   47
       7.20   No Prohibited Transactions Under ERISA  . . . . . . .   47

8.     EVENTS OF DEFAULT.   . . . . . . . . . . . . . . . . . . . .   48

9.     THE LENDER GROUP'S RIGHTS AND REMEDIES.  . . . . . . . . . .   49
       9.1    Rights and Remedies.  . . . . . . . . . . . . . . . .   49
       9.2    Remedies Cumulative.  . . . . . . . . . . . . . . . .   51

10.    TAXES AND EXPENSES   . . . . . . . . . . . . . . . . . . . .   52

11.    WAIVERS; INDEMNIFICATION   . . . . . . . . . . . . . . . . .   52
       11.1   Demand; Protest; etc.   . . . . . . . . . . . . . . .   52
       11.2   The Lender Group's Liability for Collateral.  . . . .   52
       11.3   Indemnification.  . . . . . . . . . . . . . . . . . .   52
       11.4   Suretyship Waivers and Consents.  . . . . . . . . . .   53

12.    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . .   56

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  . . . . . . . .   57

14.    DESTRUCTION OF BORROWERS' DOCUMENTS  . . . . . . . . . . . .   58

15.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS   . . . . . . . .   58
       15.1   Assignments and Participations.   . . . . . . . . . .   58
       15.2   Successors.   . . . . . . . . . . . . . . . . . . . .   61

16.    AMENDMENTS; WAIVERS  . . . . . . . . . . . . . . . . . . . .   61
       16.1   Amendments and Waivers.   . . . . . . . . . . . . . .   61
       16.2   No Waivers; Cumulative Remedies.  . . . . . . . . . .   62





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17.    AGENT; THE LENDER GROUP  . . . . . . . . . . . . . . . . . .   62
       17.1   Appointment and Authorization of Agent.   . . . . . .   62
       17.2   Delegation of Duties.   . . . . . . . . . . . . . . .   63
       17.3   Liability of Agent-Related Persons.   . . . . . . . .   63
       17.4   Reliance by Agent.  . . . . . . . . . . . . . . . . .   64
       17.5   Notice of Default or Event of Default.  . . . . . . .   64
       17.6   Credit Decision.  . . . . . . . . . . . . . . . . . .   65
       17.7   Costs and Expenses; Indemnification.  . . . . . . . .   65
       17.8   Agent in Individual Capacity.   . . . . . . . . . . .   66
       17.9   Successor Agent.  . . . . . . . . . . . . . . . . . .   66
       17.10  Withholding Tax.  . . . . . . . . . . . . . . . . . .   67
       17.11  Collateral Matters.   . . . . . . . . . . . . . . . .   68
       17.12  Restrictions on Actions by Lenders;
              Sharing of Payments.  . . . . . . . . . . . . . . . .   69
       17.13  Agency for Perfection.  . . . . . . . . . . . . . . .   70
       17.14  Payments by Agent to the Lenders.   . . . . . . . . .   70
       17.15  Concerning the Collateral and Related Loan Documents.   70
       17.16  Field Audits and Examination Reports;
              Confidentiality; Disclaimers by Lenders; Other
              Reports and Information.  . . . . . . . . . . . . . .   70
       17.17  Several Obligations; No Liability.  . . . . . . . . .   72

18.    GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . .   72
       18.1   Effectiveness.  . . . . . . . . . . . . . . . . . . .   72
       18.2   Section Headings.   . . . . . . . . . . . . . . . . .   72
       18.3   Interpretation.   . . . . . . . . . . . . . . . . . .   72
       18.4   Severability of Provisions.   . . . . . . . . . . . .   72
       18.5   Confidential Information.   . . . . . . . . . . . . .   73
       18.6   Counterparts; Telefacsimile Execution.  . . . . . . .   73
       18.7   Revival and Reinstatement of Obligations.   . . . . .   73
       18.8   Integration.  . . . . . . . . . . . . . . . . . . . .   74


                             SCHEDULES AND EXHIBITS

Schedule C-1         Commitments
Schedule E-1         Eligible Inventory Locations
Schedule P-1         Permitted Liens
Schedule 5.8         Subsidiaries
Schedule 5.10        Litigation
Schedule 5.13        ERISA Benefit Plans
Schedule 6.11        Financial Covenants
Schedule 6.13        Location of Inventory and Equipment

Exhibit A-1          Form of Assignment and Acceptance





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                          LOAN AND SECURITY AGREEMENT


       THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT") is entered into as of September 16, 1996, among NEOSTAR RETAIL GROUP, INC., a Delaware corporation operating as a debtor-in-possession ("Parent"), BABBAGE'S, INC., a Texas corporation operating as a debtor-in-possession ("Babbage"), and SOFTWARE ETC. STORES, INC., a Delaware corporation operating as a debtor-in-possession ("Software"), with their chief executive offices located at 2250 William D. Tate Avenue, Grapevine, Texas 76051, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"), on the other hand.

       The parties agree as follows:

       1.     DEFINITIONS AND CONSTRUCTION.

              1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

              "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

              "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Person arising out of the sale or lease of goods or the rendition of services by such Person, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

              "Advances" has the meaning set forth in Section 2.1(a).

              "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person. For purposes of this Agreement, Barnes & Noble, Inc. and its related companies shall not be deemed Affiliates of Borrowers solely by reason of Leonard Riggio being a director and shareholder of Parent.

              "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.





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
              "Agent's Account" has the meaning set forth in Section 2.7.

              "Agent Advance" has the meaning set forth in Section 2.1(g).

              "Agent Loan" has the meaning set forth in Section 2.1(f).

              "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and Affiliates.

              "Agreement" has the meaning set forth in the preamble hereto.

              "Applicable Advance Rate" means: 65% from the Closing Date through November 5, 1996; 60% from November 6, 1996 through December 3, 1996; 55% from December 4, 1996 through December 31, 1996; 50% from January 1, 1997 through July 31, 1997, 55% from August 1, 1997 through November 4, 1997, 50% from November 5, 1997 through January 30, 1998; provided, however, that the Applicable Advance Rate shall at no time after December 31, 1996 exceed the quotient, expressed as a percentage, equal to 75% (80% during the period of August 1, 1997 through October 31, 1997) of the Liquidation Value based upon the most recent third party appraisal of Borrowers' Inventory conducted by an appraiser selected by Agent, divided by the value of Eligible Inventory on the date of such appraisal.

              "Assignee" has the meaning set forth in Section 15.1(a).

              "Assignment and Acceptance" has the meaning set forth in Section 15.1(a) and shall be in the form of Exhibit A-1.

              "Augusta" means Augusta Enterprises, Inc., a Delaware corporation.

              "Authorized Officer" means any officer or other employee of any Borrower.

              "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Amount, minus (b) the outstanding Obligations that arise under Sections 2.1 and 2.2.

              "Average Unused Portion of Maximum Amount" means, as of any date of determination, (a) the Maximum Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

              "Babbage" has the meaning set forth in the Preamble to this Agreement.

              "Bankruptcy Cases" means Borrowers' Chapter 11 cases (Nos. 396-36648-SAF-11 NeoStar, 396-36649-SAF-11 Babbage's, and 396-36650-SAF-11
Software) in the Bankruptcy Court.

              "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, or supplemented from time to time, and any successor statute.

              "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in which the Bankruptcy Cases are pending.

              "Bankruptcy Court Order" means an order approved by the Bankruptcy Court on or before October 15, 1996 containing substantially the same terms as of the Interim Bankruptcy Court Order in the form and substance acceptable to the Agent and the Lenders.

              "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

              "Borrowers" means Parent, Babbage and Software, individually and collectively, and jointly and severally.

              "Borrowers' Books" means all of each Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing such Borrower's properties or assets (including the Collateral) or liabilities; all information relating to such Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

              "Borrowers' Designated Account" means account number 018-368312-5 of Borrowers maintained with Borrowers' Designated Account Bank, or such other deposit account (located within the United States) of Borrowers designated, in writing and from time to time, by Borrowers to Agent prior to the date of the establishment of such other deposit account.

              "Borrowers' Designated Account Bank" means, as of the Closing Date, NationsBank of Texas, National Association, whose office is located at 901 Main Street, Dallas, Texas 75202-2911, Attn: Todd Burns, CCM, 7th Floor, and whose ABA number is 111000025, or such other financial institution (located within the United States) that Borrowers shall designate to Agent, in writing from time to time.

              "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders to Borrowers, or by Agent in the case of an Agent Loan or an Agent Advance.

              "Borrowing Base" has the meaning set forth in Section 2.1(a).

              "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

              "Change of Control" shall be deemed to have occurred at such time as: a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Leonard Riggio or Vendex International N.V., becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the total voting power of all classes of stock then outstanding of Parent normally entitled to vote in the election of directors.

              "Chasada" means Chasada, a Pennsylvania business trust.

              "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

              "Code" means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

              "Collateral" means any and all of each Borrower's right, title and interest in and to all of its real and personal property, including without limitation, each of the following:

              (a)    Accounts,
              (b)    Borrowers' Books,
              (c)    Equipment,
              (d)    General Intangibles,
              (e)    Inventory,
              (f)    Negotiable Collateral,
              (g)    Investment Property,
              (h)    any money, or other assets of any Borrower that now or
                            hereafter come into the possession, custody, or control of the Lender Group, and
              (i)    the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrowers' Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

              "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or a similar acknowledgement agreement from any warehouseman, processor, lessor, or other Person in possession of, or having a Lien on or other interest in, any property or assets of any Borrower, in each case in form and substance reasonably satisfactory to Agent.

              "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

              "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

              "Daily Balance" means the amount of an Obligation owed at the end of a given day.

              "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

              "Defaulting Lender" has the meaning set forth in Section
2.1(e)(ii).

              "Defaulting Lenders Rate" means the Reference Rate for the first three (3) days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

              "Disbursement Letter" means an instructional letter executed and delivered by Borrowers to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

              "Dollars or $" means United States dollars.

              "Early Termination Premium" has the meaning set forth in Section 3.6.

              "EBITDA" means, with respect to any fiscal period, the sum of Parent's net earnings (or loss) plus interest expense, taxes, amortization, depreciation for said period as determined in accordance with GAAP, reorganization expenses, severance expenses, and non-cash charges resulting from GAAP adjustments caused by the filing of the Cases.

              "Eligible Inventory" means Inventory of any Borrower (net of reserves established by Agent for Inventory shrinkage, Inventory that is obsolete or slow moving, and market adjustments) consisting of finished goods held for sale in the ordinary course of such Borrower's business that are located at such Borrower's premises identified on Schedule E-1 or are in transit from one location on Schedule E-1 to another location on such schedule, that strictly comply with each and all of the representations and warranties respecting Inventory made by such Borrower in the Loan Documents, and that are and at all times continue to be reasonably acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. In determining the amount to be so included,

Inventory shall be valued at Borrowers' average cost according to the perpetual inventory report for all Inventory, on a basis consistent with Borrowers' current and historical accounting practices. An item of a Borrower's Inventory shall not be included in Eligible Inventory if:

              (i) it is not owned solely by such Borrower or such Borrower does not have good, valid, and marketable title thereto;

              (ii) it is not located either (x) on property owned or leased by such Borrowers, or (y) in a contract warehouse subject to a Collateral Access Agreement executed by the warehouseman and segregated or otherwise separately identifiable from goods of others, if any, stored at the contract warehouse;

              (iii) it is not subject to a valid and perfected first priority security interest in favor of Agent for the benefit of the Lender Group;

              (iv) it consists of goods in transit other than from (a) one location on Schedule E-1 to another location on such schedule or (b) from a freight forwarder directly to a location on Schedule E-1; or

              (v) it is Inventory that constitutes spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, samples or demonstration items, defective goods, "seconds," Inventory that has been recalled, or Inventory acquired on consignment and the proceeds of the sales thereof to the extent owed to the consignor.

              "Equipment" means all of a Person's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any assets acquired by such Person with the proceeds of any Advance, (b) any interest of such Person in any of the foregoing, and (c) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

              "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower is a member under IRC

Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with any Borrower and whose employees are aggregated with the employees of any Borrower under IRC Section 414(o).

              "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Parent or any Borrower, any of their respective Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which such Person was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Parent or any Borrower, any of their respective Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Borrower or their respective Subsidiaries or any of their ERISA Affiliates.

              "Event of Default" has the meaning set forth in Section 8.

              "Existing Lenders" means NationsBank of Texas, National Association, as Administrative Lender, for itself and other financial institutions and the other financial institutions for which it is Administrative Lender.

              "FEIN" means Federal Employer Identification Number.

              "Foothill" means Foothill Capital Corporation, a California corporation.

              "Funding Date" means the date on which a Borrowing occurs.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

              "General Intangibles" means all of a Person's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty, franchise, or licensing agreements, infringement claims, claims of any Borrower to transfers that are avoidable pursuant to provisions of the Bankruptcy Code, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

              "Governing Documents" means the certificates or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

              "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "Guarantor Collateral" means the personal property of any Guarantor in which Liens held by the Lender Group have been granted pursuant to the Loan Documents.

              "Guarantors" means Augusta and Chasada individually and collectively, and jointly and severally.

              "Guaranties" means those certain Continuing Guaranties, each dated as of even date herewith, executed and delivered by the respective Guarantors.

              "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

              "Indebtedness" means: (a) all obligations of a Person for borrowed money, (b) all obligations of a Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Person under capital leases, (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of a Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person unless such guaranty is made by one Obligor of the obligations of another Obligor.

              "Indemnified Liabilities" has the meaning set forth in Section
11.3.

              "Indemnified Person" has the meaning set forth in Section 11.3.

              "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

              "Interim Bankruptcy Court Order" means that certain Joint Stipulation and Agreed Order Authorizing Interim Financing, Granting Senior Liens and Superpriority Status, Providing for Adequate Protection and Payment of Pre-Petition Secured Indebtedness, Modifying the Automatic Stay and Authorizing Debtors to Enter into Agreements with DIP Lenders and Agent entered by the Bankruptcy Court on or about September 17, 1996, in form and substance acceptable to the Agent and the Lenders.

              "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

              "Inventory" means all present and future inventory in which a Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

              "Investment Property" shall have the meaning assigned thereto in
Section 9.115(a)(6) of the Texas Business and Commerce Code.

              "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

              "L/C" has the meaning set forth in Section 2.2(a).

              "L/C Guaranty" has the meaning set forth in Section 2.2(a).

              "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

              "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

              "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with the Obligors, including, fees or charges for photocopying, notarization, telecommunication, public record searches (including tax lien, litigation, and UCC searches), filing, recording, publication, and appraisal (including periodic Collateral and Guarantor Collateral appraisals); reasonable costs and expenses incurred by Agent in the disbursement of funds to any Borrower (by wire transfer or otherwise); reasonable charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or Guarantor Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by the Lender Group in examining Borrowers' Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with the Obligors; and the reasonable attorneys fees and expenses incurred by the Lender Group in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning one or more Obligors), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

              "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

              "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether such interest shall be recorded or perfected and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

              "Liquidation Value" means the net going out of business liquidation value of a Borrower's Eligible Inventory as determined by Agent from time to time in its reasonable discretion based upon third party appraisals of such Inventory conducted by an appraiser selected by Agent.

              "Loan Account" has the meaning set forth in Section 2.10.

              "Loan Documents" means this Agreement, the Guaranties, the Security Agreements, the Stock Pledge Agreements, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Collateral Access Agreements, any note or notes executed by any Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

              "Lockbox Account" means a depositary account established pursuant to one of the Lockbox Agreements.

              "Lockbox Agreements" means those certain Blocked Depository Account Agreements, and those certain letter agreements authorizing transfers to Agent's designated blocked account, in each case in form and substance satisfactory to Agent, each of which is among a Borrower, Agent, and one of the Lockbox Banks.

              "Lockbox Banks" means, as of the Closing Date, NationsBank of Texas, National Association, and such other financial institutions as may replace the foregoing, or be added to the foregoing, in each case upon the direction of Borrowers and with the consent of Agent (which, prior to an Event of Default, shall not be unreasonably withheld).

              "Lockboxes" has the meaning set forth in Section 2.7.

              "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower (b) the material impairment of an Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral or the Guarantor Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or
(d) a material impairment of the priority of the Lender Group's liens or security interests in the Collateral or Guarantor Collateral.

              "Maturity Date" has the meaning set forth in Section 3.4.

              "Maximum Amount" means, as of the date any determination thereof is to be made, $70,000,000.

              "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

              "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, certificated securities (including the shares of stock of Subsidiaries of such Person), documents, personal property leases (wherein a Person is the lessor), chattel paper, and Borrowers' Books relating to any of the foregoing.

              "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to the Lender Group under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued) lease payments, guaranties, covenants, and duties owing by any Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

              "Obligors" means, collectively, each of the Borrowers and each of the Guarantors, and "Obligor" means any one of them.

              "Overadvance" has the meaning set forth in Section 2.5.

              "Parent" has the meaning set forth in the Preamble to this Agreement.

              "Participant" has the meaning set forth in Section 15.1(e).

              "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender, and obtain a termination or release of all of the security interests or liens existing in favor of Existing Lender in and to the properties or assets of all of the Obligors.

              "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

              "Permitted Liens" means (a) Liens held by Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes, assessments, or other governmental charges that are not yet due and payable, (c) Liens set forth on Schedule P-1 attached hereto, (d) purchase money Liens and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.10, and so long as the Lien only secures the purchase price of the asset, (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto, (f) obligations and duties as lessee under any lease existing on the date of this Agreement, and (g) mechanics', materialmen's, warehousemen's, or similar Liens that arise by operation of law.

              "Permitted Protest" means the right of a Person to protest any Lien, tax, rental payment, or other charge, other than any such Lien or charge that secures the Obligations, provided that (a) a reserve with respect to such obligation is established on the books of such Person in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by such Person in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Agent for the benefit of the Lender Group in and to the Collateral or the Guarantor Collateral.

              "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

              "Plan" means any employee benefit plan, program, or arrangement within the meaning of Section 3(3) of ERISA, maintained or contributed to by any Borrower or with respect to which it may incur liability.

              "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

              "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," "prime rate" or "reference rate," irrespective of whether such announced rate is the best rate available from such financial institution.

              "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations.

              "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66.66% of the Commitments.

              "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

              "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

              "Security Agreements" means the Security Agreement from Augusta and the Intellectual Property Security Agreements from Chasada and Software, each dated as of even date herewith.

              "Settlement" has the meaning set forth in Section 2.1(f).

              "Software" has the meaning set forth in the preamble to this Agreement.

              "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

              "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation, partnership, limited liability company, or other entity.

              "Tangible Net Worth" means, as of the date any determination thereof is to be made, (a) Parent's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Parent, (ii) all of Parent's prepaid expenses, and (iii) all amounts due to Parent and its Subsidiaries from Affiliates, plus (c) reorganization expenses and severance expenses incurred after the filing of the Bankruptcy Cases.

              "Total Margin" means Parent's total sales, minus Parent's cost of goods sold, freight charges, other costs of sales and selling fees.

              "Voidable Transfer" has the meaning set forth in Section 15.8.

              1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term
"Borrower" or "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean a Borrower or Parent, as the case may be, on a consolidated basis unless the context clearly requires otherwise.

              1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

              1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

              1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

       2.     LOAN AND TERMS OF PAYMENT.

              2.1    REVOLVING ADVANCES.

                     (a) Amount. Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of: (i) the Maximum Amount less the aggregate amount of all undrawn or unreimbursed Letters of Credit; or (ii) the Borrowing Base, less the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the Applicable Advance Rate times the amount of Eligible Inventory minus the aggregate amount of reserves, if any, established by Agent under Sections 2.1(b), 6.16, or 10, plus $10,000,000 from the Closing Date through November 30, 1996 and zero thereafter.

The Lenders shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                     (b) Advance Rate Adjustments and Reserves. Anything to the contrary in Section 2.1(a) above notwithstanding, Agent may create reserves against or reduce its advance rates based upon Eligible Inventory for: (i) unpaid ad valorem taxes and sales taxes that may have priority over the Lenders' security interests; and (ii) upon three (3) Business Days advance notice to Borrowers that Agent intends to do so because Agent has reasonably determined that there has occurred a Material Adverse Change.

                     (c) Procedure for Borrowing. Each Borrowing shall be made upon a Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Funding Date if such advance is for $10,000,000 or less or no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) if such advance is for more than $10,000,000 specifying
(i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day. Agent is authorized to make Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or without instructions if pursuant to
Section 2.6(d). Borrowers agree to establish and maintain Borrowers' Designated Account with Borrowers' Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and any Borrower, any Advance requested by any Borrower and made by Agent hereunder shall be made to Borrowers' Designated Account.

                     (d) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(e) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing.

                     (e)    Making of Advances.

                            (i)    In the event that the Agent shall elect to
have the terms of this Section 2.1(e) apply to a requested Borrowing as described in Section 2.1(d), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), the Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (California time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3, the Agent shall make the proceeds of such Advances available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Borrowers' Designated Deposit Account; provided, however, that, subject to the provisions of Section 2.1(k), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date.

                            (ii)   Unless Agent receives notice from a Lender
on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice of Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one (1) Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                            (iii)  Agent shall not be obligated to transfer to
a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

                     (f)    Making of Agent Loans.

                            (i)    In the event the Agent shall elect to have
the terms of this Section 2.1(f) apply to a requested Borrowing as described in
Section 2.1(d), Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(f) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to Borrowers' Designated Deposit Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), the Agent shall not make any Agent Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                            (ii)   The Agent Loans shall be secured by the
Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.6 hereof.

                     (g)    Agent Advances.

                            (i)    Agent hereby is authorized by Borrowers and
the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral or Guarantor Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(g) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advance to Borrowers if the outstanding amount of Agent Advances would exceed $2,000,000 in the aggregate at any one time.

                            (ii)   Agent Advances shall be repayable on demand
and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.6.

                     (h) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                            (i)    The Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts of the interest, fees, and other charges allocated to each Lender for such period. Subject to the terms and conditions contained herein (including Section 2.1(h)(ii)): (y) if a Lender's balance of the Advances, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m (California time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances Agent Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                            (ii)   In determining whether a Lender's balance of
the Advances, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral or Guarantor Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the arrangement fee payable by Borrowers under Section 2.11(a) shall be distributed to the Lenders within three (3) Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                            (iii)  Between Settlement Dates, the Agent, to the
extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.

                     (i) Notation. The Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                     (j) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                     (k) Overadvances. Agent shall not make any voluntary Overadvances without the written consent of the Required Lenders except for amounts charged to the Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.1(g)(i). If the condition for borrowing under Section 3.2(d) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrowers such failure of condition notwithstanding, so long as, at any time,
(i) the outstanding Revolving Facility Usage does not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, (ii) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (iii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount. The foregoing provisions are for the sole and exclusive benefit of the Agent and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(b) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(k) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                            In the event Agent obtains actual knowledge that
Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or Guarantor Collateral or its value), and Agent shall determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph.

                            Each Lender shall be obligated to settle with Agent
as provided in Section 2.1(h) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

              2.2    LETTERS OF CREDIT.

                     (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to take reasonable steps to cause to be issued for the account of any of the Borrowers letters of credit (each, an "L/C") or guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of any of the Borrowers in an aggregate undrawn and unreimbursed amount (taking into account any Letters of Credit previously issued and outstanding and calculated after giving effect to any proposed issuance) not to exceed the lesser of: (i) the Maximum Amount less the amount of outstanding Advances, and (ii) $15,000,000. Letters of Credit are also subject to the Borrowing Base limitations provided in Section 2.1(a)(ii). Borrowers expressly understand and agree that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrowers and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, the amount so advanced immediately shall be deemed to be an Advance made by the Lender Group to Borrowers pursuant to Section 2.1 and, thereafter, shall bear interest at the rate then applicable to such Advances under Section 2.6.

                     (b) Indemnification. Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrowers agree to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guaranteed by the Lender Group and opened to or for any Borrower's account or by Agent's interpretations of any letter of credit issued by the Lender Group to or for any Borrower's account, even though this interpretation may be different from Borrowers' own, and Borrowers understand and agree that the Lender Group shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrowers understand that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrowers against such issuing bank. Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

                     (c) Supporting Materials. Borrowers hereby authorize and direct any bank that issues a letter of credit guaranteed by the Lender Group to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrowers may or may not be the "applicant" or "account party" with respect to such letter of credit.

                     (d) Compensation for Letters of Credit. Any and all charges, commissions, fees, and costs incurred by the Agent relating to the letters of credit guaranteed by the Lender Group shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent. On the first day of each month, Borrowers will pay the Lender Group, for the pro rata benefit of the Lenders, a fee (in addition to the aforementioned charges, commissions, fees, and costs) equal to 2.00% per annum times the average Daily Balance of the Letters of Credit that were outstanding during the immediately preceding month. Charges, commissions, fees, and costs may be charged to Borrowers' Loan Account at the time the service is rendered or the commission, fee, or cost is incurred.

                     (e) Cash Collateral. Immediately upon the termination of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Agent in an amount equal to the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral or Guarantor Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this
Section 2.2(e).

                     (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                     (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                     (B) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to directly or indirectly increase the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a) or
(b)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                     (g)    Participations.

                            (1)    Purchase of Participations.  Immediately
upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                            (2)    Documentation.  Upon the request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                            (3)    Obligations Irrevocable.  The obligations of
each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                   (i)     any lack of validity or
enforceability of this Agreement or any of the other Loan Documents;

                                   (ii)    the existence of any claim, setoff,
defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                                   (iii)   any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                   (iv)    the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                                   (v)     the occurrence of any Default or
Event of Default.

              2.3    PAYMENTS.

                     (a)    Payments by Borrowers.

                            (i)    All payments to be made by Borrowers shall
be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                            (ii)   Whenever any payment is due on a day other
than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                            (iii)  Unless Agent receives notice from Borrowers
prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                     (b) Apportionment, Application, and Reversal of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral or Guarantor Collateral received by Agent, shall be applied, first, to pay any fees, or expense reimbursements then due to Agent from Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from Borrowers; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrowers. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(h).

              2.4    INTENTIONALLY OMITTED.

              2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.2 is greater than either the dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrowers immediately shall pay to Agent for the benefit of the Lender Group, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.3(b) hereof.

              2.6    INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                     (a) Interest Rate. All Obligations, except for undrawn Letters of Credit, shall bear interest at a per annum rate of 2.00 percentage points above the Reference Rate which shall be reduced to: 1.50 percentage points above the Reference Rate commencing December 1, 1996 so long as no Event of Default has occurred and is continuing.

                     (b) Default Rate. (i) All Obligations, except for undrawn Letters of Credit, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to
4.00 percentage points above the Reference Rate. (ii) From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to 4.00% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                     (c) Minimum Interest. In no event shall the rate of interest chargeable hereunder be less than 7.00% per annum, subject to the provisions of Section 2.6(f). To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum rate, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to the minimum rate.

                     (d) Payments. Interest hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrowers hereby authorize Agent, at its option, without prior notice to Borrowers, to charge such interest, all Lender Group Expenses (as and when incurred), and all installments or other payments due under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable hereunder.

                     (e) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                     (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

              2.7 COLLECTION OF ACCOUNTS. Borrowers shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrowers to remit all Collections in respect thereof to such Lockboxes. Borrowers, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by Borrowers from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrowers without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

              2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Borrowers' Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Borrowers' Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one (1) Business Day of `clearance' or `float' at the rate set forth in Section 2.6(a) or
Section 2.6(b)(i), as
applicable, on all Borrowers' Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections shall be for the account of Agent only and not for the account of Lenders, and such clearance or float charge is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. Should any Borrowers' Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on or before 11:00 a.m. California time. If any Collection item is received into the Agent's Account after 11:00 a.m. (California time) it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

              2.9 BORROWERS' DESIGNATED ACCOUNT. Agent and the Lenders are authorized to make the Advances and to issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or without instructions if pursuant to
Section 2.6(d). Borrowers agree to establish and maintain Borrowers' Designated Account with Borrowers' Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance requested by Borrowers and made by the Lender Group hereunder shall be made to Borrowers' Designated Account.

              2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Agent or the Lenders to Borrowers or for Borrowers' account, including, Advances, interest accrued, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, together with backup where appropriate, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Agent by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

              2.11 FEES. Borrowers shall pay to Agent for the ratable benefit of the Lender Group (except as otherwise indicated) the following fees:

                     (a) Arrangement Fee. An arrangement fee for the account of Agent only and not for the account of Lenders in an amount equal to
 .25% of the Maximum Amount which is earned, in full, on the Closing Date and is due and payable by Borrowers on the Closing Date;

                     (b) Facility Fee. A facility fee in an amount equal to 1.25% of the Maximum Amount which is earned, in full, on the Closing Date and is due and payable by Borrowers on the Closing Date;

                     (c) Unused Line Fee. On the first day of each month during the term of this Agreement, a fee in an amount equal to .50% per annum times the Average Unused Portion of the Maximum Amount;

                     (d) Financial Examination, Documentation, and Appraisal Fees. Borrowers shall pay to Agent for the account of Agent: (i) a separate fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by the respective personnel employed by Agent; (ii) an appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by the personnel employed by Agent (it being understood and agreed that, without limiting the generality of Agent's inspection and appraisal rights hereunder, Agent shall have the right to have the Eligible Inventory (or any portion thereof) appraised by a qualified appraisal company selected by Agent from time to time, but not more frequently than quarterly prior to the occurrence of an Event of Default, for the purpose of determining the value of Eligible Inventory), and Borrowers' shall pay for such third party appraisals;
(iii) the actual charges paid or incurred by Agent and, if Agent elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral; and

                     (e) Servicing Fee. On the date hereof and on the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, Borrowers shall pay to Agent for the account of Agent only and not for the account of Lenders a servicing fee in an amount equal to $10,000 per month.

       3.     CONDITIONS; TERM OF AGREEMENT.

              3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND LETTER OF CREDIT. The obligation of the Lender Group to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, in form and substance to the complete satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date. In the event that such conditions are not met on or before the Closing Date, then this Agreement shall be null and void, and the Lenders and Agent shall not have any obligations, responsibilities or liabilities hereunder.

                     (a) the Interim Bankruptcy Court Order shall have been entered on or before September 18, 1996, and the Closing Date shall occur on or before September 19, 1996;

                     (b) Agent shall have received searches reflecting the filing of its financing statements;

                     (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                                   (i)     the Lockbox Agreements;

                                   (ii)    the Disbursement Letter;

                                   (iii)   the Pay-Off Letter, together with
                                           UCC termination statements and other
                                           documentation evidencing the
                                           termination of Existing Lender's
                                           Liens (other than Permitted Liens)
                                           in and to the properties and assets
                                           of Obligors;

                                   (iv)    the Guaranties; and

                                   (v)     the Security Agreements

                     (d) Agent shall have received a certificate from the Secretary of each corporate Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute same;

                     (e) Agent shall have received copies of each corporate Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Obligor;

                     (f) Agent shall have received a certificate of status with respect to each Borrower, dated within fifty (50) days of the Closing Date, by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                     (g) Agent shall have received certificates of status with respect to each corporate Obligor, each dated within fifty (50) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which such Obligor is required to be qualified to do business, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

                     (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10;

                     (i) Agent shall have received satisfactory opinions of Obligors' counsel;

                     (j) Borrowers shall have on the Closing Date (after taking into account the repayment of all existing indebtedness owed to Existing Lender and the replacement of all existing letters of credit issued or arranged by Existing Lender) at least $10,000,000 in the aggregate of unrestricted cash on hand and Availability under Section 2.1(a);

                     (k) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded.

              3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, the Lender Group, or any of their Affiliates;

                     (d) the amount of the Obligations, after giving effect to the requested Advance or Letter of Credit, shall not exceed the Availability.

              3.3 CONDITIONS SUBSEQUENT. As conditions subsequent to the making of the initial Advance or the issuance of the initial Letter of Credit, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default hereunder):

                     (a)    as soon as available and in any event within thirty
(30) days after the Closing Date, Borrowers shall deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent;

                     (b) as soon as possible, but in any event within one hundred twenty (120) days of Closing Date, Borrowers shall deliver to Agent an appraisal of their Equipment located at Borrowers' distribution center in Grapevine, Texas by an appraiser satisfactory to Agent;

                     (c) within thirty (30) days of the Closing Date, Agent shall have received a Collateral Access Agreement from the lessor of Borrowers' offices and warehouse located at 2250 William D. Tate Avenue, Grapevine, Texas 76051, or if the landlord refuses to sign a Collateral Access Agreement and Borrowers do not promptly file a motion to compel in the Bankruptcy Cases; and

                     (d) on or before October 15, 1996, the Bankruptcy Court Order shall have been entered.

              3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent and the Lenders, and shall continue in full force and effect for a term ending on the earliest to occur of: (a) January 30, 1998; (b) the effective date of an order confirming a plan of reorganization of Borrowers; (c) the appointment of a trustee or an examiner with management authority in any of the Bankruptcy Cases; (d) the conversion of any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code; and (e) the dismissal of any of the Bankruptcy Cases. The foregoing notwithstanding, Agent shall have the right to terminate Agent's and Lenders' obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

              3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, and the continuing security interests of the Lender Group in the Collateral or Guarantor Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

              3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon sixty (60) days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations (including an amount equal to the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to 1.00% times the Maximum Amount in the event that such prepayment is made from proceeds of financing provided by a lender other than Foothill or a group of lenders for whom Foothill is not agent.

              3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders lost profits as a result thereof, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lenders as the result of the early termination and

Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

       4.     CREATION OF SECURITY INTEREST.

              4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent for the benefit of the Lender Group a continuing Lien in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Loan Documents. The Liens of the Agent, for the benefit of the Lender Group, on the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for: (a) the sale of Inventory to buyers in the ordinary course of business, (b) the sale of obsolete or worn out Equipment with the proceeds paid to Agent, and (c) settlements of Accounts in the ordinary course of business, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.3(b), the secured claims of the Lender Group secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations due each member of the Lender Group.

              4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent for the benefit of the Lender Group.

              4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time, Agent or Agent's designee may (a) notify customers or Account Debtors of any Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to the Lender Group or that the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent for the benefit of the Lender Group in their original form as received by such Borrower.

              4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrowers shall, and shall cause the Guarantors to, execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Lender Group's Liens on the Collateral or Guarantor Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

              4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure (in accordance with Section 1208 of the Code), sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the possession of any member of the Lender Group, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure (in accordance with Section 1208 of the Code), make, settle, and adjust all claims under such Borrower's policies of insurance, subject to landlords' rights regarding fixtures, and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure (in accordance with Section 1208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

              4.6 RIGHT TO INSPECT. Any Lender (through any of its officers, employees, or agents) shall have the right, at any reasonable time and from time to time hereafter to inspect Borrowers' Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

       5.     REPRESENTATIONS AND WARRANTIES.

              Each Borrower represents and warrants to the Lender Group as follows:

              5.1 NO PRIOR ENCUMBRANCES. Each Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

              5.2    INTENTIONALLY OMITTED.

              5.3 ELIGIBLE INVENTORY. All Eligible Inventory is now and at all times hereafter shall be of good and merchantable quality, and to the best of each Borrower's knowledge, all Eligible Inventory is free from defects.

              5.4 EQUIPMENT. All of the Equipment owned by a Borrower is used or held for use in such Borrower's business and is fit for such purposes.

              5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of Borrowers are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 6.13 or otherwise permitted by Section 6.13.

              5.6 INVENTORY RECORDS. Borrowers now keep, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of their Inventory, and Borrowers' cost therefor.

              5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement. Parent's FEIN is 75-2559376. Babbage's FEIN is 75-1864488. Software's FEIN is 41-1598682.

              5.8    DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                     (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Change.

                     (b) Set forth on Schedule 5.8 is a complete and accurate list of Parent's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent or Babbage, as the case may be. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                     (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Parent is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

              5.9    DUE AUTHORIZATION; NO CONFLICT.

                     (a) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                     (b) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

                     (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                     (d) This Agreement and the Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles.

                     (e) The Liens granted by each Borrower to the Lender Group pursuant to the Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

              5.10 LITIGATION. There are no actions or proceedings pending by or against any Obligor before any court or administrative agency and no Obligor has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Obligor, except for: (a) ongoing collection matters in which an Obligor is the plaintiff; (b) matters disclosed on Schedule 5.10 and Schedule P.1; (c) matters that involve prayers for relief that do not exceed, in the aggregate, $250,000 at any one time; and (d) matters arising after the date hereof that, if decided adversely to one or more Obligors, would not be reasonably likely to have a Material Adverse Change.

              5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to any Obligor that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Obligor's financial condition as of the date thereof and such Obligor's results of operations for the period then ended. Except for the filing of the Bankruptcy Cases, there has not been a Material Adverse Change since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

              5.12   INTENTIONALLY OMITTED.

              5.13 EMPLOYEE BENEFITS. Except as provided in Schedule 5.13, each Plan (other than a Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA and the IRC, except where failure to comply could not reasonably be expected to have a material adverse effect on the financial condition of Borrowers. Each Plan intended to be qualified under Section 401(a) of the IRC (other than a Multiemployer Plan) has been determined by the Internal Revenue Service to be so qualified, and the trusts created thereunder have been determined to be exempt from tax under
Section 501 of the IRC, and, to the best knowledge of Borrowers, nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities under Title IV of ERISA with respect to any Plan maintained or sponsored by Borrowers or any ERISA Affiliate, nor with respect to any Plan to which Borrowers or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrowers. No Benefit Plan subject to Title IV of ERISA has any unfunded benefit liability under Section 4001(a)(18) of ERISA (an "Unfunded Benefit Liability") which could reasonably be expected to have a material adverse effect on the financial condition of Borrowers. Neither Borrowers nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than Borrowers or an ERISA Affiliate or has otherwise engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which could reasonably be expected to have a material adverse effect on the financial condition of Borrowers. Neither Borrowers nor any ERISA Affiliate has incurred nor reasonably expects to incur
(x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Benefit Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrowers. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrowers.

              5.14 ENVIRONMENTAL CONDITION. None of any Obligor's properties or assets has ever been used by such Obligor or, to the best of Borrowers' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous

Materials. None of any Obligor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Obligor. No Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

              5.15 RELIANCE BY THE LENDER GROUP; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each extension of credit hereunder and shall be conclusively presumed to have been relied on by the Lender Group regardless of any investigation made or information possessed by the Lender Group. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that any Obligor now or hereafter shall give, or cause to be given, to the Lender Group.

       6.     AFFIRMATIVE COVENANTS.

              Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless the Lender Group shall otherwise consent in writing, each Borrower shall do all of the following:

              6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts, and records pertaining to the Collateral which contain information as from time to time may be requested by Agent. Each Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to its Inventory.

              6.2 COLLATERAL REPORTING. Provide all Lenders with the following documents at the following times in form satisfactory to Agent: (a) on a weekly basis on Tuesday of each week for the week ending on the prior Saturday, a consolidated sales report for the prior week, (b) on a weekly basis on Tuesday of each week for the week ending on the prior Saturday, a detailed calculation of the Borrowing Base together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a daily basis, a rollforward of the Borrowing Base, (d) on a weekly basis on Tuesday of each week for the week ending the prior Saturday, a summary of Borrowers' total trade accounts payable, (e) on a monthly basis on or before the tenth (10th) day after the end of each month for the last day of the prior fiscal month, an accounts payable aging by terms and on or before October 31, 1996 an accounts payable aging by terms for October 19, 1996; (f) on a weekly basis on Thursday of each week for the prior Saturday, Inventory reports specifying Borrower's cost of Inventory by category, with additional detail showing additions to and deletions from the Inventory, (g) such other reports as to the Collateral or the financial condition of any Borrower as Agent may request from time to time, and (h) on a weekly basis on

Tuesday of each week a report of unpaid ad valorem and sales taxes, that may have priority over the Lenders' security interests.

              6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to all Lenders: (a) as soon as available, but in any event within thirty (30) days after the end of each fiscal month during each of Parent's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Parent's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Parent's fiscal years, financial statements of Parent for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (other than those necessitated by virtue of the Bankruptcy Cases), by such accountants to have been prepared in accordance with GAAP. Borrowers shall request their accountants to deliver to Agent, concurrently with the completion of the above described annual statements, a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management.

                     Together with the above, Borrowers also shall deliver to all Lenders Parent's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the Securities and Exchange Commission, as soon as the same are filed, or any other information that is provided by Parent to its shareholders, and any other report reasonably requested by the Lender Group relating to the Collateral or Guarantor Collateral or the financial condition of any Obligor.

                     Each month, together with the financial statements provided pursuant to Section 6.3(a), each Borrower shall deliver to all Lenders a certificate addressed to the Lender Group and signed by its chief financial officer to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of such Borrower, (ii) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 6.11 or Section 7.10 is to be tested, a certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 6.11 or
Section 7.10, as applicable, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers or the relevant Guarantor has taken, is taking, or proposes to take with respect thereto).

                     Borrowers (and, if applicable, Parent) shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning the Obligors that Agent may request. Borrowers (and Parent, if applicable) hereby irrevocably authorize and direct all auditors, accountants, or other third parties to deliver to Agent, at Borrowers' expense, copies of Borrowers' and any Guarantor's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrowers' or any Guarantor's business affairs and financial conditions.

              6.4 TAX RETURNS. Cause to be delivered to Agent copies of Parent's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

              6.5 BANKRUPTCY DOCUMENTS. Promptly deliver to all Lenders copies of each of the following: (a) any documents provided by Borrowers to any committee appointed under the Bankruptcy Code, and (b) any reports or other documents provided by Borrowers to the Office of the United States Trustee.

              6.6 RETURNS. Returns and allowances, if any, as between any Borrower and its customers shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement.

              6.7 TITLE TO EQUIPMENT. Upon Agent's request, each Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

              6.8 MAINTENANCE OF EQUIPMENT. Maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

              6.9 TAXES. Except for Permitted Protests, all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property shall be paid in full, before delinquency or before the expiration of any extension period. Except for Permitted Protests, Borrowers shall make, and cause each Guarantor to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver, and cause each Guarantor to execute and deliver, to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrowers will make, and will cause each Guarantor to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish or cause to be furnished to Agent proof satisfactory to Agent indicating that Borrowers or such Guarantor has made such payments or deposits.

              6.10   INSURANCE.

                     (a) Borrowers, at their expense, shall, and shall cause each Guarantor to, keep the Collateral, the Guarantor Collateral, and the Obligors' real property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses.
Borrowers also shall, and shall cause the Guarantors to, maintain business interruption, public liability, product liability, and property damage insurance relating to Borrowers' or the Guarantors' ownership and use of the Collateral and Guarantor Collateral and such real property, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                     (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All such policies of insurance (except those of public liability and property damage in respect of real property) shall contain a lender's loss payable endorsement in a form satisfactory to Agent, showing Agent as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Agent before canceling its policy for any reason. Borrowers shall, and shall cause the Guarantors to, deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.
All proceeds payable under any such policy shall be payable to Agent for the benefit of the Lender Group to be applied on account of the Obligations.

              6.11   FINANCIAL COVENANTS.  Parent shall:

                     (a) Tangible Net Worth. Maintain Tangible Net Worth of not less than the amounts set forth on Schedule 6.11, as determined at the end of each fiscal month;

                     (b) EBITDA. Maintain EBITDA of not less than the amounts set forth on Schedule 6.11. For the period ending October 5, 1996 the test shall be for five (5) weeks, for the period ending November 2, 1996 the test shall be for fiscal nine (9) weeks, and for the period ending November 30, 1996 and all subsequent periods, the test shall be for the thirteen (13) weeks then ended.

                     (c) Total Margin. Maintain Total Margin of not less than the amounts set forth on Schedule 6.11. For the period ending October 5, 1996 the test shall be for five (5) weeks, for the period ending November 2, 1996 the test shall be for fiscal nine (9) weeks, and for the period ending November 30, 1996 and all subsequent periods, the test shall be for the thirteen (13) weeks.

                     (d) Trade Credit. Obtain credit from suppliers during the Cases, as tested by the Dollar amount of trade accounts payable which are within their terms, of not less than the amounts set forth on Schedule 6.11;

                     (e) Reorganization Expenses. Not pay cumulative reorganization expenses in the Cases, excluding non-cash items, in excess of $3,500,000;

                     (f) Clean Up Period. Not have any outstanding Obligations (other than Letters of Credit) for five (5) consecutive days in 1996 one of which shall be December 31, 1996 and in 1997 one of which shall be December 31, 1997.

              6.12 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrowers shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

              6.13 LOCATION OF INVENTORY AND EQUIPMENT. Keep its Inventory and Equipment only at the locations identified on Schedule 6.13; provided, however, that Borrowers may amend Schedule 6.13 so long as such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which such Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected the Liens of the Lender Group on such assets and also provides to Agent a Collateral Access Agreement.

              6.14 COMPLIANCE WITH LAWS. Borrowers shall, and shall cause each Guarantor to, comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Change.

              6.15   EMPLOYEE BENEFITS.

                     (a) Promptly, and in any event within ten (10) Business Days after Parent or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of a Borrower describing such ERISA Event and any action that is being taking with respect thereto by Parent, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Parent or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Parent, any of its Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Parent, any of its Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                     (b) Borrowers will cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrowers or their Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrowers or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to Borrowers or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Parent or its Subsidiaries under any Retiree Health Plan.

              6.16 LEASES. Except for leases rejected by a Borrower in its Bankruptcy Case and amounts arising prior to the filing of the Cases, pay, or cause to be paid, when due all rents and other amounts payable under any leases to which an Obligor is a party or by which an Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest. Borrowers shall provide Agent with a monthly report specifying the status of Obligors' rental payments. To the extent that an Obligor fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts against the Borrowing Base. To the extent that Agent does not receive Collateral Access Agreements for all of Borrowers' locations on Schedule E-2 within ninety (90) days of the date hereof, Agent shall be entitled, in its reasonable discretion, to establish reserves against the Borrowing Base.

              6.17 COLLATERAL ACCESS AGREEMENTS. Borrowers shall use their best efforts to obtain and deliver to Agent Collateral Access Agreements for all of Borrowers' locations set forth on Schedule E-2. The failure to obtain any such Collateral Access Agreement after using best efforts shall not constitute an Event of Default.

       7.     NEGATIVE COVENANTS.

              Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, neither Borrowers nor any other Obligor will do any of the following:

              7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                     (a)    Indebtedness evidenced by this Agreement;

                     (b) Indebtedness set forth in the latest financial statements of Borrowers submitted to Agent on or prior to the Closing Date; and

                     (c)    Indebtedness secured by Permitted Liens.

              7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

              7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

              7.4 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of such Obligor's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of such Obligor's properties or assets other than: (a) sales of such Obligor's Inventory to buyers in the ordinary course of such Obligor's business as currently conducted; (b) the sale of such Obligor's obsolete or worn out Equipment with the proceeds paid to Agent; and (c) closing of stores and rejection of leases and executory contracts pursuant to an order of the Bankruptcy Court.

              7.5 CHANGE NAME. Change any Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code) or identity, or add any new fictitious name.

              7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person, except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

              7.7 RESTRUCTURE. Make any change in its financial structure, the principal nature of its business operations, or the date of its fiscal year.

              7.8    PREPAYMENTS.

                     (a) Except in connection with a refinancing permitted by Section 7.1(d) or in connection with the cancellation of a real property lease, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness of any Obligor owing to any third Person, other than the Obligations in accordance with this Agreement; or

                     (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

              7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control or have either Babbage or Software cease to be wholly-owned by Parent.

              7.10 CAPITAL EXPENDITURES. Make any capital expenditure in excess of $500,000 for any individual transaction or where the aggregate amount of such capital expenditures for all Obligors in any fiscal year is in excess of $3,000,000.

              7.11 CONSIGNMENTS. Consign any Borrower's Inventory or sell any Borrower's Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

              7.12 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of such Obligor's capital stock, of any class, whether now or hereafter outstanding except for distributions from Chasada to Augusta and from Augusta to Babbage.

              7.13 ACCOUNTING METHODS. Modify or change its method of accounting except as may be necessary to comply with GAAP.

              7.14 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities of (whether debt or equity), or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

              7.15 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

              7.16 SUSPENSION. Suspend or go out of a substantial portion of its business.

              7.17   INTENTIONALLY OMITTED.

              7.18 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than: (a) on the Closing Date, (i) to repay the outstanding principal, accrued interest, and accrued fees and expenses of Borrowers owing to Existing Lenders after entry of the Bankruptcy Court Order, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement; and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

              7.19 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Without thirty (30) days prior written notification to Agent, relocate its chief executive office to a new location, unless, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Liens of the Lender Group and also provides to Agent a Collateral Access Agreement. The Inventory and Equipment of Borrowers shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

              7.20 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                     (a) Engage, or permit Parent or any Subsidiary of Parent to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                     (c) fail, or permit Parent or any Subsidiary of Parent to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                     (d) terminate, or permit Parent or any Subsidiary of Parent to terminate, any Benefit Plan where such event would result in any liability of Parent, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                     (e) fail, or permit Parent or any Subsidiary of Parent to fail, to make any required contribution or payment to any Multiemployer Plan;

                     (f) fail, or permit Parent or any Subsidiary of Parent to fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

                     (g) amend, or permit Parent or any Subsidiary of Parent to amend, a Plan resulting in an increase in current liability for the plan year such that Parent, any Subsidiary of Parent, or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                     (h) withdraw, or permit Parent or any Subsidiary of Parent to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrowers, any of their Subsidiaries or any ERISA Affiliate in excess of $250,000.

       8.     EVENTS OF DEFAULT.

              Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

              8.1 If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

              8.2 If any Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in
Section 6.2 which failure or neglect continues for three (3) days, or in the case of Sections 6.3, 6.4, 6.13, 6.15, or 6.16 which failure or neglect continues for ten (10) or more days, or any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between such Borrower and the Lender Group;

              8.3    If there is a Material Adverse Change;

              8.4 If the Interim Bankruptcy Court Order or the Bankruptcy Court Order is revoked, reversed, modified, amended, or stayed pending appeal or if an Event of Default occurs and is continuing in either of such orders;

              8.5 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

              8.6 If a notice of Lien, levy, or assessment is filed of record with respect to any of an Obligor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of an Obligor's properties or assets and the same is not paid on the payment date thereof;

              8.7 If a judgment or other claim becomes a Lien upon any material portion of a Borrower's assets and such judgment is not stayed, satisfied or released within thirty (30) days of the date thereof.

              8.8 If there is a default in any material agreement to which any Borrower is a party and if the other parties thereto have obtained relief from the automatic stay under Section 362 of the Bankruptcy Code which might have a material adverse effect on the Collateral or such Borrower's business;

              8.9 If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment in respect of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

              8.10 If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by an Obligor or any officer, employee, agent, or director thereof, or if any such warranty or representation is withdrawn; or

              8.11 If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of any Borrower: (i) other than with respect to any Multiemployer Plan, the violation of any of the provisions of ERISA;
(ii) other than with respect to any Multiemployer Plan, the loss by a Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, any Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Plan under Sections 4041 or 4041A of ERISA; (vi) a complete or partial withdrawal of any Borrower or an ERISA Affiliate from any Plan; (vii) the receipt of a notice by the plan administrator of a Benefit Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; and (ix) the assessment against any Borrower or any ERISA Affiliate of a tax under Section 4980B of the IRC; or (b) the Unfunded Benefit Liability of all of the Benefit Plans of any Borrower and its ERISA Affiliates shall, in the aggregate, exceed $250,000.

              8.12 If the obligation of any Guarantor under any Loan Document is limited or terminated by operation of law or by such Guarantor thereunder, or any such Guarantor becomes the subject of an Insolvency Proceeding.

       9.     THE LENDER GROUP'S RIGHTS AND REMEDIES.

              9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuation of an Event of Default, Agent may, pursuant to Sections 17.4 and 17.5, do one or more of the following on behalf of the Lender Group, all of which are authorized by Borrowers:

                     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                     (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and the Lender Group;

                     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights in and Liens on the Collateral or Guarantor Collateral and without affecting the Obligations;

                     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                     (e) Cause Borrowers to hold all of their returned Inventory in trust for the Lender Group;

                     (f) Without notice to or demand upon any Obligor, make such payments and do such acts as Agent considers necessary or reasonable to protect the Lender Group's Liens on the Collateral. Borrowers agree to assemble the Collateral at their respective locations if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Borrowers authorize Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien or charge that in Agent's determination appears to conflict with the Lender Group's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' owned premises, Borrowers hereby grant Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                     (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the

Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                     (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                     (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent hereby is granted a license or other right to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral or Guarantor Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements, if permitted, shall inure to the Lender Group's benefit;

                     (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                     (k) Agent shall give notice of the disposition of the Collateral as follows:

                            (1)    Agent shall give each Borrower with rights
in the Collateral that is being disposed of and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                            (2)    The notice shall be personally delivered or
mailed, postage prepaid, to the applicable Borrower as provided in Section 12, at least five (5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                            (3)    If the sale is to be a public sale, Agent
also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                     (l) The Lender Group may credit bid and purchase at any public sale; and

                     (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

              9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, the Bankruptcy Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

       10.    TAXES AND EXPENSES.

              Except for Permitted Protests, if any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its discretion and upon notice to the Obligors, may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

       11.    WAIVERS; INDEMNIFICATION.

              11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

              11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

              11.3 INDEMNIFICATION. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). No Borrower shall have any obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

              11.4 SURETYSHIP WAIVERS AND CONSENTS. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons or entities other than such Borrower (including the other Borrower party hereto or the other Obligors) and, in full recognition of that fact, each Borrower consents and agrees that the Lender Group may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Lender Group in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to the Lender Group or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

              Upon the occurrence and during the continuance of any Event of Default, the Lender Group may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Lender Group at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender Group to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender Group to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any collateral provided by any Person, and agrees that Lender Group may proceed against Borrowers or any collateral in such order as it shall determine in its sole and absolute discretion.

              The Lender Group may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Lender Group and any Borrower and any Affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

              The Lender Group's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Lender Group, all as though such amount had not been paid. The rights of the Lender Group created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

              To the maximum extent permitted by applicable law, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all

Obligations), (d) any failure of the Lender Group to marshal assets in favor of any Borrower or any other Person, (e) any failure of the Lender Group to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of the Lender Group to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of the Lender Group to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of the Lender Group or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of the Lender Group to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Lender Group of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of the Lender Group for any reason, or (o) any action taken by the Lender Group that is authorized by this section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Borrower with respect to the Obligations; and (ii) in addition, each Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower. Each Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

              In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes the Agent on the Lender Group's behalf, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Borrower, the enforceability of this Agreement, or the validity or enforceability of any Liens of the Lender Group on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

              To the fullest extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of this Agreement or any rights of the Lender Group created or granted hereby or to the recovery by the Lender Group against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Borrowers and may preclude Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE LENDER GROUP, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH BORROWER'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE OTHER BORROWER BY THE OPERATION LAW OR OTHERWISE.

              Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Borrowers otherwise may have against other Borrowers, the Lender Group or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

       12.    NOTICES.

              Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, or telefacsimile, to the relevant party at its address set forth below:


   IF TO BORROWERS:     NEOSTAR RETAIL GROUP, INC.,
                        BABBAGE'S, INC. AND
                        SOFTWARE ETC. STORES, INC.
                        2250 William D. Tate Avenue
                        Grapevine, Texas  76051
                        Attn:  Opal P. Ferraro,
                               Chief Financial Officer
                        Fax No. (817) 424-2002

       WITH COPIES TO:             COX & SMITH INCORPORATED
                                   112 East Pecan Street
                                   Suite 1800
                                   San Antonio, Texas  78205
                                   Attn:  Daniel G. Webster, III, Esq.
                                   Fax No. (210) 226-8395

       IF TO AGENT OR TO THE
       LENDER GROUP IN CARE OF
       AGENT:                      FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California 90025-3333
                                   Attn:  Business Finance Division Manager
                                   Fax No. (310) 575-3435

       WITH COPIES TO:             BUCHALTER, NEMER, FIELDS & YOUNGER
                                   601 South Figueroa Street, Suite 2400
                                   Los Angeles, California 90017-5704
                                   Attn:  Robert C. Colton, Esq.
                                   Fax No. (213) 896-0400


              The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this
Section 12, other than notices by the Lender Group in connection with Sections 9504 or 9505 of the Code, shall be effective on the date of actual receipt. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

       13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

              THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE BANKRUPTCY

COURT OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER AND THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13. EACH BORROWER AND THE LENDER GROUP HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND THE LENDER GROUP REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       14.    DESTRUCTION OF BORROWERS' DOCUMENTS.

              All documents, schedules, invoices, agings, or other papers delivered to the Lender Group may be destroyed or otherwise disposed of by the Lender Group four (4) months after they are delivered to or received by the Lender Group, unless a Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at such Borrower's expense, for their return.

       15.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

              15.1   ASSIGNMENTS AND PARTICIPATIONS.

                     (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent an Assignment and Acceptance ("Assignment and Acceptance"); and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained





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herein to the contrary notwithstanding, the consent of Borrowers and Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                     (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

                     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                     (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting





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adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                     (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or Guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or
(E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; (vi) in the case of Foothill, Foothill, together with its parents, Subsidiaries, and Affiliates, retain for their own account, at all times, aggregate Commitments constituting not less than $10,000,000. The rights of any Participant shall only be derivative through the Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Guarantors, the Collections, the Collateral, the Guarantor Collateral, or otherwise in respect of the Advances. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrowers shall have no rights as third party beneficiaries of any of the provisions in this Paragraph.

                     (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to any Borrower or such Borrower's business.





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

                     (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

              15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by any Borrower is required in connection with any such assignment.

       16.    AMENDMENTS; WAIVERS.

              16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lenders holding a majority of the Commitments, including Agent, and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:

                     (a)    increase or extend the Commitment of any Lender;

                     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                     (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which is required for the Lenders or any of them to take any action hereunder;

                     (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change Section 2.1(b);





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                     (f)    amend this Section or any provision of the
Agreement providing for consent or other action by all Lenders;

                     (g)    release Collateral other than as permitted by
Section 17.11;

                     (h)    change the definition of "Required Lenders";

                     (i) release any Borrower from any Obligation for the payment of money; or

                     (j)    amend any of the provisions of Article 17.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(f), (g), or (k). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

              16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrowers and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

       17.    AGENT; THE LENDER GROUP.

              17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby irrevocably designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders; provided, however, that the provisions of





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Section 17.10 and 17.16(d) also shall be for the benefit of Borrowers.  Except as provided in the preceding sentences, Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein or as required by applicable law. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or as required by applicable law, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including, making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral or Guarantor Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral or Guarantor Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Guarantors, the Advances, the Collateral, the Guarantor Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

              17.2 DELEGATION OF DUTIES. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel chosen by Agent concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct.

              17.3 LIABILITY OF AGENT-RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower, any Obligor, or any Subsidiary or Affiliate of any Borrower, any Obligor, or any officer or director thereof,





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contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, any Obligor, or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower, any Obligor, or any of Borrowers' or Obligors' Subsidiaries or Affiliates.

              17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, if required by this Agreement and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, if required by this Agreement and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

              17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge.
If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default and exercise remedies on behalf of the Lender Group as either: (a) Agent determines upon five (5) days written notice to Lenders or
(b) as may be requested by the Required Lenders; provided, however, that:





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                     (a)    Agent may not declare the Obligations immediately
due and payable solely by reason of an Event of Default under Section 8.3 unless all Lenders request Agent to do so; and

                     (b) At all times, once Agent, Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, take all other actions reasonably incidental thereto.

              17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers, Obligors, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers, Obligors, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

              17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral or Guarantor Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise.
Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections,





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each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof.
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

              17.8   INTENTIONALLY OMITTED.

              17.9 SUCCESSOR AGENT. Agent may resign as Agent upon forty five (45) days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is forty five (45) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lender(s) with the largest Commitment shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

              17.10  WITHHOLDING TAX.

                     (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrower:

                            (i)    if such Lender claims an exemption from, or
a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8





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before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                            (ii)   if such Lender claims that interest paid
under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                            (iii)  such other form or forms as may be required
under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

                     (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                     (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax





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or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

              17.11  COLLATERAL MATTERS.

                     (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral or Guarantor Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the relevant Obligor owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral or Guarantor Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral or Guarantor Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral or Guarantor Collateral.

                     (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral or Guarantor Collateral exists or is owned by any Obligor is cared for, protected or insured or has been encumbered, or that the Liens of the Lender Group have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or Guarantor Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral or Guarantor Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

              17.12  RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                     (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of an Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral or Guarantor Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral or Guarantor Collateral.

                     (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or Guarantor Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

              17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral or Guarantor Collateral, such Lender, shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral or Guarantor Collateral to Agent or in accordance with Agent's instructions.

              17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent or the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent.

Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

              17.15  CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS.
Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral or Guarantor Collateral, for the ratable benefit (subject to Sections 2.3(b) and 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral or Guarantor Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.


              17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender:

                     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                     (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

                     (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (b) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (c) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying or Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers or any Obligor to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers or any Obligor the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

              17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its

Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

       18.    GENERAL PROVISIONS.

              18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers and the Lender Group.

              18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

              18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

              18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

              18.5 CONFIDENTIAL INFORMATION. Lenders will keep proprietary, non-public and confidential information of Parent and Borrowers (the "Confidential Information") strictly confidential, and will not use such Confidential Information in any way which is detrimental to Parent or Borrowers; provided, however, Lenders may release or disclose any of such Confidential Information to the following parties: Lenders' directors, officers, employees, accountants and attorneys and potential co-lenders or participating lenders and their respective directors, officers, employees, accountants and attorneys (collectively the "Authorized Parties"). Lenders will inform the Authorized Parties of the confidential nature of the Confidential Information and cause them to treat such information in the strictest confidence. The term "Confidential Information" does not include information which (i) Lenders of any of their Authorized Parties is compelled to disclose by judicial or administrative process or, in the opinion of Lenders' counsel, by other mandatory requirements of law, (ii) becomes generally available to the public other than as a result of a disclosure by Lenders or any of Lenders' Authorized Parties, (iii) is known to Lenders prior to its disclosure by Parent or Borrower to Lenders or any of Lenders' Authorized Parties, or (iv) becomes available to Lenders on a non-confidential basis from a source other than Parent or Borrowers, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Parent or Borrowers or other party with respect to such information.

              18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

              18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any Obligor or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

              18.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                                  NEOSTAR RETAIL GROUP, INC.,
                                                  a Delaware corporation


                                                  By:    /s/ OPAL FERRARO
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------

                                                  BABBAGE'S, INC.,
                                                  a Texas corporation


                                                  By:    /s/ OPAL FERRARO
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------

                                                  SOFTWARE ETC. STORES, INC.,
                                                  a Delaware corporation


                                                  By:    /s/ OPAL FERRARO
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------

                                                  FOOTHILL CAPITAL CORPORATION,
                                                  a California corporation, as
                                                  Agent and a Lender


                                                  By:    /s/ PATRICIA MCLOUGLIN
                                                         ----------------------
                                                  Title: Senior Vice President
                                                         ----------------------

                                                  NATIONSBANK OF TEXAS NATIONAL
                                                  ASSOCIATION, a national
                                                  banking association


                                                  By:    /s/ FRANK IZZO
                                                         ----------------------
                                                  Title: Senior Vice President
                                                         ----------------------

                                                  BANKERS TRUST COMPANY,
                                                  a New York banking corporation


                                                  By:    /s/ ROBERT W. HEVNER
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------

                                                  GUARANTY FEDERAL BANK F.S.B.,
                                                  a federal savings bank


                                                  By:    /s/ ROBERT S. HAYS
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------

                                                  BANQUE FRANCAISE DU COMMERCE
                                                  EXTERIEUR, a French banking
                                                  corporation

                                                  By:    /s/ DAVID H. LERNER
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------



                                                  By:    /s/ MARK A. HARRINGTON
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------

                                  SCHEDULE C-1

                                  COMMITMENTS


Lender                    Commitment
------                    ----------
Foothill Capital          $20,000,000
Corporation







NationsBank of Texas,     $30,789,616
National Association




Bankers Trust Company     $  7,203,894





Guaranty Federal Bank     $  7,203,894
F.S.B.



Banque Francaise du       $  4,802,596
Commerce Exterieur








                                 SCHEDULE P-1

                               PERMITTED LIENS

                          NEOSTAR RETAIL GROUP, INC.
                               BABBAGE'S, INC.
                          SOFTWARE ETC. STORES, INC.

1.      Property subject to lien: Xerox 5390 copier
        Lienholder: Xerox Financing Corp.
        Amount of debt secured: $265,320

2.      Property subject to lien: Leased computer equipment
        Lienholder: Verifone Financing, Inc., Portland, Oregon
        Amount of debt secured: $373,032

3. Property subject to lien: Leased warehouse equipment, including forklift trucks, exide batteries, orderpicker trucks, walkie rider, exide chargers, battery changing equipment, wire guidance system, and epoxy floor coating.
        Lienholder: Raymond Leasing Corporation
        Amount of debt secured: approximately $402,000

4. Property subject to contested mechanic's lien claim: Warehouse equipment, including conveyor system, crossbelt sorter and related equipment
        Lienholder: Western Atlas, Inc.
        Amount of claim: $2,758,578.08

5. Property subject to contested mechanic's lien claim: Warehouse equipment, including high bay pallet storage racks, high density pallet flow racks, pick module structures, shelving and related equipment.
        Lienholder: UNARCO Material Handling, Inc.
        Amount of claim: $603,034.87

                                SCHEDULE 5.10

1. Point Group Corporation v. Neostar Retail group, Inc., Software Etc., Inc., and Babbages, Inc., Court File No. 96-10972, pending in the Fourth Judicial District, State of Minnesota, County of Hennepin. The Complaint alleges that Defendants allegedly owe $602,390.04 of which $268,060.98 is for product shipped to Babbages and $334,329.067 is for product shipped to Software, Etc. The Complaint alleges Breach of Contract, Conversion and Unjust Enrichment against all Defendants, seeks an accounting against all Defendants, and alleges fraud by Neostar.

2. Ingram Micro Inc. v. Neostar Retail Group, Inc., Case No. 766422, pending in the Superior Court for the State of California, for the Count of Orange. The Complaint asserts damages of up to $3,919,807.17 for an alleged breach of contract, open book account and for goods sold and delivered.

3. Navarre Corporation v. Babbages, Inc., Software Etc. Stores, Inc. and NeoStar Retail Group, Inc. pending in the Fourth Judicial District, State of Minnesota, County of Hennepin. Complaint alleges that Defendants allegedly owe $905,000 of which $219,000 is for product shipped to Babbages and $686,000 is for product shipped to Software, Etc. The Complaint alleges Breach of Contract, and a claim on an open and running account.

                                SCHEDULE 6.11





COVENANT PROJECTIONS

                         ---------------------------------------------------------------------------------------------------
                               5-OCT-96        2-NOV-96         30-NOV-96         4-JAN-97         1-FEB-97         1-MAR-97
                         ---------------------------------------------------------------------------------------------------

-----------------------
TOTAL MARGIN TEST
-----------------------


                         ---------------------------------------------------------------------------------------------------
MINIMUM TOTAL MARGIN         $5,560,782     $11,540,975       $20,974,210      $41,561,029      $45,008,707      $40,865,102
                         ---------------------------------------------------------------------------------------------------




                         ---------------------------------------------------------------------------------------------------
                               5-OCT-96        2-NOV-96         30-NOV-96         4-JAN-97         1-FEB-97         1-MAR-97
                         ---------------------------------------------------------------------------------------------------

-----------------------
EBITDA TEST
-----------------------


                         ---------------------------------------------------------------------------------------------------
MINIMUM EBITDA              ($3,432,270)    ($6,354,966)      ($4,685,194)     $18,052,220      $22,914,649      $20,479,021
                         ---------------------------------------------------------------------------------------------------




                         ---------------------------------------------------------------------------------------------------
                               5-OCT-96        2-NOV-96         30-NOV-96         4-JAN-97         1-FEB-97         1-MAR-97
                         ---------------------------------------------------------------------------------------------------

-----------------------
NET WORTH TEST
-----------------------


                         ---------------------------------------------------------------------------------------------------
MINIMUM NET WORTH           $11,304,822      $7,830,363        $8,523,561      $26,598,034      $27,428,027      $25,800,127
                         ---------------------------------------------------------------------------------------------------




                         ---------------------------------------------------------------------------------------------------
                               5-OCT-96       19-OCT-96          2-NOV-96        30-NOV-96         1-FEB-97         1-MAR-97
                         ---------------------------------------------------------------------------------------------------

-----------------------
VENDOR FINANCING TEST
-----------------------


                         ---------------------------------------------------------------------------------------------------
MINIMUM VENDOR FINANCING    $14,550,559     $20,308,023       $25,415,402      $44,087,160      $19,633,813      $21,465,032
                         ---------------------------------------------------------------------------------------------------




COVENANT PROJECTIONS

                         ----------------------------------------------------------------------------------------------------
                               5-APR-97        3-MAY-97         31-MAY-97         5-JUL-97         2-AUG-97         30-AUG-97
                         ----------------------------------------------------------------------------------------------------

-----------------------
TOTAL MARGIN TEST
-----------------------


                         ----------------------------------------------------------------------------------------------------
MINIMUM TOTAL MARGIN        $21,830,256     $17,087,958       $15,862,075      $14,099,316      $13,328,239       $13,126,252
                         ----------------------------------------------------------------------------------------------------




                         ----------------------------------------------------------------------------------------------------
                               5-APR-97        3-MAY-97         31-MAY-97         5-JUL-97         2-AUG-97         30-AUG-97
                         ----------------------------------------------------------------------------------------------------

-----------------------
EBITDA TEST
-----------------------


                         ----------------------------------------------------------------------------------------------------
MINIMUM EBITDA               $2,339,875     ($1,488,621)      ($3,432,077)     ($5,702,253)     ($6,979,507)      ($6,970,582)
                         ----------------------------------------------------------------------------------------------------




                         ----------------------------------------------------------------------------------------------------
                               5-APR-97        3-MAY-97         31-MAY-97         5-JUL-97         2-AUG-97         30-AUG-97
                         ----------------------------------------------------------------------------------------------------

-----------------------
NET WORTH TEST
-----------------------


                         ----------------------------------------------------------------------------------------------------
MINIMUM NET WORTH           $25,951,836     $23,410,968       $20,199,542      $18,302,874      $14,705,684       $11,448,707
                         ----------------------------------------------------------------------------------------------------











                         ----------------------------------------------------------------------------------------------------
                               5-APR-97        3-MAY-97         31-MAY-97         5-JUL-97         2-AUG-97         30-AUG-97
                         ----------------------------------------------------------------------------------------------------

-----------------------
VENDOR FINANCING TEST
-----------------------


                         ----------------------------------------------------------------------------------------------------
MINIMUM VENDOR FINANCING    $14,986,520     $12,084,327       $17,084,914      $15,627,857       $15,752,396      $19,402,185
                         ----------------------------------------------------------------------------------------------------




COVENANT PROJECTIONS

                         -----------------------------------------------------------------------------------
                               4-OCT-97        1-NOV-97         29-NOV-97         3-JAN-98         30-JAN 98
                         -----------------------------------------------------------------------------------

-----------------------
TOTAL MARGIN TEST
-----------------------


                         -----------------------------------------------------------------------------------
MINIMUM TOTAL MARGIN        $13,050,331     $13,340,516       $17,926,250      $36,028,739       $40,903,130
                         -----------------------------------------------------------------------------------




                         -----------------------------------------------------------------------------------
                               4-OCT-97        1-NOV-97         29-NOV-97         3-JAN-98         30-JAN 98
                         -----------------------------------------------------------------------------------

-----------------------
EBITDA TEST
-----------------------


                         -----------------------------------------------------------------------------------
MINIMUM EBITDA              ($7,197,188)    ($6,689,135)      ($1,585,340)     $17,448,968       $23,112,812
                         -----------------------------------------------------------------------------------




                         -----------------------------------------------------------------------------------
                               4-OCT-97        1-NOV-97         29-NOV-97         3-JAN-98         30-JAN-98
                         -----------------------------------------------------------------------------------

-----------------------
NET WORTH TEST
-----------------------


                         -----------------------------------------------------------------------------------
MINIMUM NET WORTH            $9,277,132      $5,949,026        $7,080,914      $23,619,177       $25,569,123
                         -----------------------------------------------------------------------------------




                         -----------------------------------------------------------------------------------
                               4-OCT-97        1-NOV-97         29-NOV-97         3-JAN-98         30-JAN 98
                         -----------------------------------------------------------------------------------

-----------------------
VENDOR FINANCING TEST
-----------------------


                         -----------------------------------------------------------------------------------
MINIMUM VENDOR FINANCING    $18,703,190     $34,319,674       $40,625,490      $39,080,220       $21,796,082
                         -----------------------------------------------------------------------------------